UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2020

DENBURY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Denbury Resources Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

As previously announced, on July 30, 2020 (the “Petition Date”), Denbury Resources Inc. (“Legacy Denbury”) and certain of its direct and indirect subsidiaries (together with Legacy Denbury, the “Company”) filed petitions for voluntary relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Denbury’s chapter 11 cases are being jointly administered under the caption In re Denbury Resources Inc., et al., Case No. 20‑33801 (the “Chapter 11 Cases”). On July 30, 2020, the Company filed the Joint Chapter 11 Plan of Reorganization of Denbury Resources Inc. and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”) and the related disclosure statement (the “Disclosure Statement”).

On September 2, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan and approving the Disclosure Statement. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Plan and the Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Legacy Denbury’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 4, 2020 and are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K (this “Current Report”).

On September 18, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company emerged from Chapter 11. As part of the transactions undertaken pursuant to the Plan, Legacy Denbury’s Existing Equity Interests (as defined below) outstanding prior to the Effective Date were cancelled and exchanged for the New Common Stock (as defined below). As a result, effective as of the Effective Date, Denbury Inc., as reorganized pursuant to the Plan (“Denbury”), became the successor reporting company to Legacy Denbury pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report is being filed by Denbury as the initial report of Denbury to the Commission and as notice that Denbury is the successor issuer to Legacy Denbury under the Exchange Act. Denbury is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by Denbury with the Commission will be its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Reserve Based Revolving Credit Facility

On the Effective Date, pursuant to the terms of the Plan, Denbury, as borrower, the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and the letter of credit issuer (the “Agent”) entered into a reserve based revolving credit agreement (the “Exit Credit Facility”) with aggregate commitments in the amount of $575.0 million. The initial borrowing base is $575.0 million until the next redetermination. The borrowing base will be redetermined semiannually on or around May 1 and November 1 of each year, with one interim “wildcard” redetermination available between scheduled redeterminations. The next scheduled redetermination will be on or around May 1, 2021. The initial availability under the Exit Credit Facility is $435 million on the Effective Date before giving effect to any outstanding letters of credit on such date.

The Exit Credit Facility provides for a $100.0 million sublimit of the aggregate commitments that is available for the issuance of letters of credit. The Exit Credit Facility bears interest either at a rate equal to (a) LIBOR plus an applicable margin that varies from 3.00% to 4.00% per annum or (b) a base rate plus an applicable margin that varies from 2.00% to 3.00% per annum. The Exit Credit Facility matures on January 30, 2024.

Denbury is required to pay a commitment fee of 0.50% per annum on the average daily unused portion of the current aggregate commitments under the Exit Credit Facility. Denbury is also required to pay customary letter of credit and fronting fees.

The Exit Credit Facility requires Denbury to maintain (i) a consolidated total leverage ratio of less than or equal to 3.50 to 1.00 and (ii) a consolidated current ratio of greater than or equal to 1.00 to 1.00.

The Exit Credit Facility also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements, conduct of business, maintenance of property, maintenance of insurance, restrictions on the incurrence of liens, indebtedness, investments, asset dispositions, fundamental changes, restricted payments, transactions with affiliates, and other customary covenants.

Additionally, the Exit Credit Facility contains customary events of default and remedies for credit facilities of this nature. If Denbury does not comply with the financial and other covenants in the Exit Credit Facility, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Exit Credit Facility and any outstanding unfunded commitments may be terminated.

This summary is qualified in its entirety by reference to the full text of the Exit Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Guarantee and Security of the Exit Credit Facility

The obligations under the Exit Credit Facility are guaranteed by certain of Denbury’s subsidiaries (collectively, the “Guarantors” and together with Denbury, the “Credit Parties”) and secured by substantially all of the Credit Parties’ assets (subject to certain customary exceptions). On the Effective Date, the Guarantors entered into a guarantee agreement in favor of the Agent, for the benefit of the secured parties thereunder, pursuant to which the Guarantors guaranteed the payment and performance of all indebtedness and liabilities arising pursuant to, or in connection with, the Exit Credit Facility. On the Effective Date, the Credit Parties entered into a pledge and security agreement in favor of the Agent, for the benefit of the secured parties thereunder, pursuant to which the Credit Parties granted a first lien security interest in all of the collateral described therein.

Warrant Agreements

On the Effective Date and pursuant to the Plan, Denbury entered into (i) a Warrant Agreement (the “Series A Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc., as warrant agent (the “Warrant Agent”), which provides for Denbury’s issuance of up to an aggregate of 2,631,579 series A warrants (the “Series A Warrants”) to purchase outstanding common stock, par value $0.001 per share, of Denbury, as reorganized pursuant to and under the Plan (the “New Common Stock”) to former holders of the Company’s Convertible Notes (as defined below) issued under the Indenture, dated as of June 19, 2019 (the “Convertible Notes”), on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Series A Warrant Agreement and (ii) a Warrant Agreement (the “Series B Warrant Agreement” together with the Series A Warrant Agreement, the “Warrant Agreements”) with the Warrant Agent, which provides for Denbury’s issuance of up to an aggregate of 2,894,740 series B warrants (the “Series B Warrants” together with the Series A Warrants, the “Warrants”) to purchase New Common Stock to former holders of the Subordinated Notes (as defined below) and Existing Equity Interests (as defined below). On the Effective Date, holders of Subordinated Notes will receive their pro rata share of 54.55% of the Series B Warrants and the holders of Existing Equity Interests will receive their pro rata share of 45.45% of the Series B Warrants in accordance with the terms of the Plan, the Confirmation Order and the Series B Warrant Agreement.

The Series A Warrants are exercisable from the date of issuance until 5:00 p.m., New York time, on September 18, 2025, at which time all unexercised Series A Warrants will expire and the rights of the holders of such Series A Warrants to purchase New Common Stock will terminate. The Series A Warrants are initially exercisable for one share of New Common Stock per Series A Warrant at an initial exercise price of $32.59 per Series A Warrant (the “Series A Exercise Price”).

The Series B Warrants are exercisable from the date of issuance until 5:00 p.m., New York time, on September 18, 2023, at which time all unexercised Series B Warrants will expire and the rights of the holders of such Series B Warrants to purchase New Common Stock will terminate. The Series B Warrants are initially exercisable for one share of New Common Stock per Series B Warrant at an initial exercise price of $35.41 per Series B Warrant (the “Series B Exercise Price” together with the Series A Exercise Price, the “Exercise Prices”).

Pursuant to the Warrant Agreements, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of Denbury’s directors or any other matter, or exercise any rights whatsoever as a stockholder of Denbury unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

The number of shares of New Common Stock for which a Warrant is exercisable, and the Exercise Prices, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) stock splits, reverse stock splits or stock dividends to holders of New Common Stock or (2) a reclassification in respect of New Common Stock.

The foregoing description of the Warrant Agreements is qualified in its entirety by reference to the full text of the Warrant Agreements, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received registrable shares of New Common Stock under the Plan (“Securityholders”).

Under the Registration Rights Agreement, Securityholders have customary demand and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, Securityholders have the right to demand the Company to effectuate the distribution of any or all of its Registrable Securities (as defined in the Registration Rights Agreement) by means of an underwritten offering pursuant to an effective registration statement; provided, however, that the expected aggregate offering price is equal to or greater than $25.0 million or includes at least 20% of the then-outstanding Registrable Securities.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference in this Item 1.01.

Item 1.02 – Termination of a Material Definitive Agreement

Equity Interests

In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Denbury’s equity interests outstanding prior to the Effective Date were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Denbury’s existing common stock, par value $0.001 (the “Existing Equity Interests”), outstanding prior to the Effective Date received their pro rata share of 45.45% of the Series B Warrants to acquire the New Common Stock.

Debt Securities

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by Legacy Denbury and the related registration rights were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•
9% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), issued under the Indenture, dated as of May 10, 2016, as supplemented by that First Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Second Supplemental Indenture, dated as of July 27, 2018.

•
9¼% Senior Secured Second Lien Notes due 2022 (the “2022 Notes”), issued under the Indenture, dated as of December 6, 2017, as supplemented by that First Supplemental Indenture, dated as of July 27, 2018.

•	7½% Senior Secured Second Lien Notes due 2024 (the “2024 Notes”), issued under the Indenture, dated as of August 21, 2018.

•	7¾% Senior Secured Second Lien Notes due 2024 (together with the 2021 Notes, the 2022 Notes and the 2024 Notes, the “Second Lien Notes”), issued under the Indenture, dated as of June 19, 2019.

•	6⅜% Convertible Senior Notes due 2024 (the “Convertible Notes”), issued under the Indenture, dated as of June 19, 2019.

•
6⅜% Senior Subordinated Notes due 2021 (the “Subordinated 2021 Notes”), issued under the Indenture, dated as of February 17, 2011, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

•
5½% Senior Subordinated Notes due 2022 (the “Subordinated 2022 Notes”), issued under the Indenture, dated as of April 30, 2014, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

•
4⅝% Senior Subordinated Notes due 2023 (together with the Subordinated 2021 Notes and the Subordinated 2022 Notes, the “Subordinated Notes”), issued under the Indenture, dated as of February 5, 2013, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

In accordance with the Plan, the claims against and interests in Denbury were treated as follows:

•
Holders of Pipeline Lease Claims received payment in full in cash, the collateral securing such Pipeline Lease Claim, Reinstatement, or such other treatment rendering such Pipeline Lease Claim Unimpaired;

•	Holders of Second Lien Notes Claims received their pro rata share of 95% of the New Common Stock, subject to dilution;

•	Holders of Convertible Notes Claims received their pro rata share of (a) 5% of the New Common Stock subject to dilution and (b) 100% of the Series A Warrants;

•	Holders of Subordinated Notes Claims received their pro rata share of 54.55% of the Series B Warrants;

•	Holders of General Unsecured Claims received payment in full in cash, Reinstatement, or such other treatment rendering such General Unsecured Claim Unimpaired; and

•	Holders of the Existing Equity Interests received their pro rata share of 45.45% of the Series B Warrants.

RBL Facility

Pursuant to the Plan, on the Effective Date, the Amended and Restated Credit Agreement, dated as of December 9, 2014 (as amended prior to the date hereof, the “RBL Facility”), by and among Legacy Denbury, as borrower, the lenders party thereto, and the Agent, was terminated and the holders of claims under the RBL Facility had such obligations refinanced through the DIP Facility (as defined below), other than $1 million of outstanding loans thereunder (the “Retained Amount”), which Retained Amount was refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.

DIP Facility

Pursuant to the Plan, on the Effective Date, the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of August 4, 2020 (the “DIP Facility”), by and among Legacy Denbury, as borrower, the Company’s subsidiaries party thereto, as guarantors, the lenders party thereto, and the Agent, was terminated and the holders of claims under the DIP Facility had such obligations refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Effective Date, the Company entered into certain direct financial obligations under the Exit Credit Facility. The description of the Exit Credit Facility set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

On the Effective Date, pursuant to the Plan:

•	47,499,999 shares of New Common Stock were issued pro rata to holders of the Second Lien Notes;

•	2,500,000 shares of New Common Stock and 2,631,579 Series A Warrants to purchase 2,631,579 shares of New Common Stock were issued to the holders of the Convertible Notes;

•	1,578,947 Series B Warrants to purchase 1,578,947 shares of New Common Stock were issued pro rata to holders of the Subordinated Notes; and

•
1,315,793 Series B Warrants to purchase 1,315,793 shares of New Common Stock were issued pro rata to holders of the Existing Equity Interests. Shares of the Existing Equity Interests were converted into Series B Warrants at an effective exchange ratio of 0.00259485 per existing common share.

As of the Effective Date, there were 49,999,999 shares of New Common Stock issued and outstanding.

The New Common Stock and Warrants were issued pursuant to the Plan and were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 1145 of the Bankruptcy Code.

Item 3.03 – Material Modifications to Rights of Security Holders

As provided in the Plan, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Company were cancelled on the Effective Date and the obligations of the Company thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Second Lien Notes, the Convertible Notes, the Subordinated Notes and the Existing Equity Interests. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01 – Changes in Control of Registrant

As previously disclosed, on the Effective Date, all of the Second Lien Notes, the Convertible Notes, the Subordinated Notes and the Existing Equity Interests were cancelled, and Denbury issued approximately 95% of the New Common Stock to holders of the Second Lien Notes and approximately 5% of the New Common Stock to holders of the Convertible Notes. For further information, see Items 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.

Item 5.02 – Departure of Directors; Election of Directors

Departure of Directors

In accordance with the Plan, Michael B. Decker, John P. Dielwart, Gregory L. McMichael, Randy Stein and Mary M. VanDeWeghe resigned from the Legacy Denbury board of directors (the “Legacy Denbury Board”) on the Effective Date. There were no known disagreements between such directors and Legacy Denbury which led to their respective resignations from the Legacy Denbury Board.

Appointment of Directors

As of the Effective Date, by operation of and in accordance with the Plan, the Denbury board of directors (the “Board”) consists of seven members, comprised of three members of the pre-Effective Date Legacy Denbury Board and four new members selected in accordance with the Plan. As of the Effective Date, by operation of and in accordance with the Plan, the following individuals were appointed to the Board: Anthony Abate, Caroline Angoorly, Brett Wiggs and James R. “Jim” Chapman. Dr. Kevin O. Meyers, Lynn A. Peterson and Chris Kendall, Denbury’s President and Chief Executive Officer, will continue to serve as directors. The Board consists of a single class of directors with the initial term of office to expire at the 2021 annual meeting of stockholders and then at the next succeeding annual meeting of stockholders thereafter or the date on which the successor of such director is elected.

The current expected committees of the Board and directors appointed to each committee are as follows:

•	Audit Committee: Mr. Abate (Chair), Dr. Meyers and Mr. Wiggs.

•	Compensation Committee: Mr. Chapman (Chair), Mr. Abate and Mr. Peterson.

•	Nominating/Corporate Governance Committee: Mr. Peterson (Chair), Ms. Angoorly and Mr. Chapman.

In connection with their appointment, Mr. Peterson, Dr. Meyers, Mr. Abate, Mr. Chapman, Ms. Angoorly and Mr. Wiggs will each enter into an indemnification agreement with the Company providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to the Company or its subsidiaries. This summary is qualified in its entirety by reference to the full text of the Company’s form of indemnification agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

There is no other arrangement or understanding between Mr. Peterson, Dr. Meyers, Mr. Abate, Mr. Chapman, Ms. Angoorly and Mr. Wiggs and any other persons pursuant to which he or she was appointed as a member of the Board. Mr. Peterson, Dr. Meyers, Mr. Abate, Mr. Chapman, Ms. Angoorly and Mr. Wiggs do not have any family relationship with any director or executive officer of the Company. There is no relationship between Mr. Peterson, Dr. Meyers, Mr. Abate, Mr. Chapman, Ms. Angoorly and Mr. Wiggs and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Management Incentive Plan

In accordance with the Plan, the Board is adopting a Management Incentive Plan (the “MIP”) effective as of the Effective Date. The MIP will be effectuated by amending and restating the Denbury Resources Inc. Amended and Restated 2004 Omnibus Stock and Incentive Plan, as amended and restated as of March 28, 2019, which will provide for, among other things, the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, cash awards, performance awards or any combination of the foregoing. Pursuant to the MIP, Denbury is reserving for employees, directors and other service providers a pool of shares of New Common Stock representing up to 10% of the New Common Stock, determined on a fully diluted and fully distributed basis.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, in accordance with the Plan, Denbury filed the Third Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware secretary of state. Also on the Effective Date, in accordance with the Plan, Denbury adopted the Fourth Amended and Restated Bylaws (the “Bylaws”).

Pursuant to the Certificate of Incorporation, the authorized capital stock of Denbury consists of 250,000,000 shares of New Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share.

Each holder of shares of New Common Stock, as such, shall be entitled to one vote for each share of New Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or provided in the Certificate of Incorporation, at any annual or special meeting of stockholders, the New Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Subject to the rights of any then-outstanding shares of preferred stock, the holders of New Common Stock may receive such dividends as the Board may declare in its discretion out of legally available funds at any regular or special meeting. Holders of New Common Stock will share equally in Denbury’s assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Shares of New Common Stock are not subject to any redemption provisions and are not convertible into any of Denbury’s other securities.

Preferred Stock

Shares of preferred stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, if any, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Denbury’s common stock until the Board determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of Denbury.

Anti-Takeover Provisions

Some provisions of Delaware law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of Denbury by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Common Stock.

Business Combinations under Delaware Law

Denbury is not governed by Section 203 of the Delaware General Corporation Law (the “DGCL”).

Number and Election of Directors

The Board shall consist of not less than three nor more than fifteen members, the exact number of which shall be determined from time to time by resolution adopted by a majority of the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (i) a majority of the Board or (ii) the secretary of Denbury upon the delivery of a written request to Denbury by the holders who own at least 25% of the aggregate voting power of the then issued and outstanding shares of capital stock of Denbury.

Amendments to the Bylaws

The Bylaws may be altered, amended or repealed or new bylaws may be adopted (i) by action of the majority of the Board or (ii) without action of the Board, (x) at a duly called meeting of the stockholders by the affirmative vote of the holders of a majority of Shares having voting power present in person or represented by proxy at such meeting at which a quorum is present, or (y) by written consent of stockholders holding not less than a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals relating to an annual meeting must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the date of the one-year anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled generally to vote in the election of directors.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, any newly created directorships resulting from any vacancies on the Board for any reason may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and any newly created directorships resulting from any increase in the number of directors may be filled solely by a majority vote of the directors then in office, or if not so filled, by the stockholders at the next duly called annual meeting or special meeting called for such purpose.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting in the election of directors.

Authorized but Unissued Shares

Under Delaware law, Denbury’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. Denbury may use these additional shares of New Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of Denbury by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The Certificate of Incorporation provides that, unless Denbury consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, a state or federal court located within the State of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on Denbury’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of Denbury’s current or former directors, officers, employees, agents or stockholders to Denbury or to Denbury’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action, suit, or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action, suit, or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (vi) any action, suit, or proceeding asserting a claim against Denbury or any current or former director, officer, employee, or stockholder of Denbury either (x) governed by the internal affairs doctrine or (y) asserting an “internal corporate claim” as such term is defined in the DGCL.

The Certificate of Incorporation provides that, unless Denbury consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for any action brought under the Securities Act.

This summary is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that Denbury believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than historical facts, including, without limitation, statements regarding the Company’s future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of its other filings with the Commission. While Denbury believes its assumptions are reasonable, it cautions you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect its actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; declines in, or extended periods of low, oil, NGL or natural gas prices; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to meet the internally funded portion of the Company’s capital expenditures budget and to further reduce its indebtedness; the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause Denbury’s actual results to differ may emerge from time to time. Denbury undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On the Effective Date, the Company issued a press release on September 18, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.2.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
2.1
Joint Chapter 11 Plan of Reorganization of Denbury Resources Inc. and its Debtor Affiliates (Technical Modifications) (incorporated by reference to Exhibit A of the Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Joint Chapter 11 Plan of Reorganization of Denbury Resources Inc. and its Debtor Affiliates, filed as Exhibit 2.1 to Denbury’s Current Report on Form 8-K filed on September 4, 2020).

3.1*	Third Restated Certificate of Incorporation of Denbury Resources Inc.
3.2*	Fourth Amended and Restated Bylaws of Denbury Inc.
10.1* †
Credit Agreement, dated as of September 18, 2020, by and among Denbury Inc., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender, and letter of credit issuer.

10.2*	Series A Warrant Agreement, dated as of September 18, 2020, by and between Denbury Inc., and Broadridge Corporate Issuer Solutions, Inc.
10.3*	Series B Warrant Agreement, dated as of September 18, 2020, by and between Denbury Inc., and Broadridge Corporate Issuer Solutions, Inc.
10.4*	Registration Rights Agreement, dated as of September 18, 2020, by and between the Denbury Inc. and the holders party thereto.
10.5*	Form of Indemnification Agreement, by and between Denbury Inc. and its officers and directors.
99.1
Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Chapter 11 Plan of Reorganization of Denbury Resources Inc. and its Debtor Affiliates (incorporated by reference to Exhibit 99.1 to Denbury Resources Inc.’s Current Report on Form 8-K filed on September 4, 2020).

99.2*	Denbury Press Release, dated September 18, 2020.
104	The cover page has been formatted in Inline XBRL.

*	Included herewith.

†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Inc. (Registrant)
Date: September 18, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary